Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the American Campus Communities, Inc. 2004 Incentive Award Plan of our report dated March 26, 2004, with respect to the combined financial statements of American Campus Communities Predecessor for the year ended December 31, 2003 included in the Registration Statement of American Campus Communities, Inc. (Form S-11 No. 333-114813) and the related Prospectus with the Securities and Exchange Commission.

Austin, Texas
August 16, 2004

                                        /s/ Ernst & Young LLP